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[Form of Subsidiary Guarantee]

                            DELTA FUNDING CORPORATION
                               DF SPECIAL HOLDINGS
                             FIDELITY MORTGAGE, INC.
                        FIDELITY MORTGAGE (FLORIDA), INC.

                              SUBSIDIARY GUARANTEE

         For value received, each of Delta Funding Corporation, a Delaware corporation, DF Special Holdings Corporation, a New York corporation, Fidelity Mortgage, Inc., a Delaware corporation, and Fidelity Morgage (Florida), Inc., a Delaware corporation (each a "Subsidiary Guarantor," and together, the "Subsidiary Guarantors"), hereby, jointly and severally with the other Subsidiary Guarantors, fully and unconditionally guarantees to each Holder of Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company to the Holders or the Trustee under the Notes or under the Indenture, that: (a) the principal of, and premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal of interest on the Note, if any, if lawful and all other Obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately.

         The Obligations of the Subsidiary Guarantors to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of
Article 10 of the Indenture are incorporated herein by reference.

         No director, officer, employee, incorporator or stockholder, as such, past, present or future, of the Subsidiary Guarantor shall have any personal liability under this Subsidiary Guarantee by reason of his or its status as such director, officer, employee, incorporator or stockholder.

         This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company' Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder of or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This a Subsidiary Guarantee of payment and not a guarantee of collection.


         In certain circumstances more fully described in the Indenture, any Subsidiary Guarantor may be released from its liability under this Subsidiary Guarantee, and any such release will be effective whether or not noted hereon.

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         This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         For purposes hereof, each Subsidiary Guarantor's liability will be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor hereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and
(ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Subsidiary Guarantor is limited to the amount set forth in clause (ii). The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

         Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.


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                                   SIGNATURES

DATED AS OF JULY __, 1997                DELTA FUNDING CORPORATION



                                         BY:
                                             -----------------------------------
                                             NAME:
                                             TITLE:

DATED AS OF JULY __, 1997                DF SPECIAL HOLDINGS CORPORATION



                                         BY:
                                             -----------------------------------
                                             NAME:
                                             TITLE:

DATED AS OF JULY __, 1997                FIDELITY MORTGAGE, INC.



                                         BY:
                                             -----------------------------------
                                             NAME:
                                             TITLE:

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DATED AS OF JULY __, 1997                FIDELITY MORTGAGE (FLORIDA), INC.



                                         BY:
                                             -----------------------------------
                                             NAME:
                                             TITLE: